UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2014

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act.

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 12, 2014, Omega Healthcare Investors, Inc. (the “Company”) held its Annual Meeting of Stockholders.

 At the Annual Meeting, there were present in person or by proxy 115,107,224 shares of Omega’s common stock, representing approximately 92% of the total outstanding eligible votes.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal  1: Election of Directors

	Votes Cast in Favor	Votes Withheld	Broker Non-Votes
Barbara B. Hill	83,643,439	547,206	30,916,579
Harold J. Kloosterman	80,645,749	3,544,896	30,916,579
C. Taylor Pickett	83,594,106	596,539	30,916,579

Proposal 2: Ratification of the selection of Ernst & Young LLP as Omega’s independent auditor for 2014

For	Against	Abstentions	Broker Non-Votes
114,400,039	313,048	394,137	-

Proposal 3: Advisory vote on the Company’s executive compensation

For	Against	Abstentions	Broker Non-Votes
81,343,477	2,300,221	546,947	30,916,579

Each of the director nominees was elected, the selection of Ernst & Young LLP was ratified and the Company’s executive compensation was approved on an advisory basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated:  June 16, 2014                                                                By: /s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer